Exhibit 99.1

1275 West Washington Street - Suite 101
Tempe, AZ 85281
(602) 286-5520
www.capstonethx.com
Nasdaq: CAPS

FOR FURTHER INFORMATION:
Karen Struck, Investor Relations	Lauren Glaser – The Trout Group
(602) 286-5250	(415) 392-3310
kstruck@capstonethx.com	lglaser@troutgroup.com

Capstone Therapeutics Announces Third Quarter 2010 Financial Results

Tempe, AZ – November 10, 2010 ─ Capstone Therapeutics (Nasdaq: CAPS); formerly OrthoLogic Corp.; (the “Company”), today announced financial results for the third quarter of 2010.

The Company reported a net loss of $2.6 million, or $0.06 per share, for the third quarter of 2010, compared to a net loss of $3.3 million or $0.08 per share for the third quarter of 2009.  The Company incurred a net loss in the nine months ended September 30, 2010 of $8.5 million or $0.21 per share, compared to a net loss of $10.6 million or $0.26 per share in the same period in 2009.  The $2.1 million decrease in the net loss for the nine months ended September 30, 2010 compared to the same period in 2009 resulted primarily from the purchase in 2009 of peptide for pre-clinical studies, completion in 2009 of our planned partnering or development collaboration research support activities for Chrysalin, and reduced clinical costs in 2010 compared to 2009 related to our AZX100 Phase 2 clinical trials.  Costs for our Phase 2 clinical trials were higher in 2009 primarily because costs for study initiation, surgeries and dosing all occurred in 2009, while 2010 costs consisted of monitoring and data gathering and analysis.  These cost decreases were partially offset by reduced interest income, due to the decrease in interest rates earned on investments between the two periods and reduction in the amount available for investment.

The Company ended the third quarter of 2010 with approximately $27 million in cash and investments.

Conference Call Information

Management will host a conference call and webcast on Wednesday, November 10, 2010 at 10:00am EST / 9:00am CST / 8:00am MST / 7:00am PST.  The call may be accessed at 877-303-9204 (domestic), 760-536-5225 (international); accompanying slides can be viewed by logging onto the Investors section of the Company’s website, www.capstonethx.com.  A replay will be available beginning November 10, 2010 at 1:00pm EST until midnight November 13, 2010 and may be accessed at 800-642-1687 (domestic) or 706-645-9291 (international) with conference ID 21702623.

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions.  The Company is focused on development and commercialization of two product platforms: AZX100 and Chrysalin (rusalatide acetate or TP508).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis.  Based on its demonstrated effects in pre-clinical models and safety in clinical trials, AZX100 is currently being evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary fibrosis.  Capstone has an exclusive worldwide license to AZX100.

Capstone Therapeutics Announces Third Quarter 2010 Financial Results

Chrysalin, the Company’s novel synthetic 23-amino acid peptide, has been proven in multiple pre-clinical and clinical models to stimulate cellular events leading to angiogenesis, revascularization, and repair of dermal and musculoskeletal tissues.  It is currently being evaluated in disorders that involve vascular endothelial dysfunction, such as acute myocardial infarction and chronic myocardial ischemia.  The Company owns exclusive worldwide rights to Chrysalin.

Capstone’s corporate headquarters are in Tempe, Arizona.  For more information, please visit the Company's website: www.capstonethx.com.

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our product; effects of the Capstone Stockholder Put Right on our stock price, liquidity or our ability to continue operations; effects on our stock price and liquidity if we are unable to meet the requirements for continued listing on the Nasdaq Capital Market; our need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission.

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Editor’s Note:  This press release is also available under the Investors section of the Company’s website at www.capstonethx.com.

Capstone Therapeutics Announces Third Quarter 2010 Financial Results

CAPSTONE THERAPEUTICS
(formerly OrthoLogic Corp.)
 (A Development Stage Company)
CONDENSED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,693	$12,874
Short-term investments	15,467	22,268
Interest, income taxes and other current assets	419	1,660
Total current assets	27,579	36,802

Furniture and equipment, net	292	333
Total assets	$27,871	$37,135

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$392	$719
Accrued compensation	524	549
Accrued clinical and other accrued liabilities	492	1,139
Total current liabilities	1,408	2,407

Potentially Redeemable Equity	15,603	-
Stockholders' Equity
Common Stock $.0005 par value; 100,000,000 shares authorized; 40,775,411 shares issued and outstanding in 2010 and 2009	20	20
Additional paid-in capital	188,833	188,643
Accumulated deficit ($150,231 at September 30, 2010 and $126,173 at December 31, 2009, accumulated during development stage period)	(177,993)	(153,935)
Total stockholders' equity	10,860	34,728
Total liabilities, potentially redeemable equity, and stockholders' equity	$27,871	$37,135

Capstone Therapeutics Announces Third Quarter 2010 Financial Results

CAPSTONE THERAPEUTICS
(formerly OrthoLogic Corp.)
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

					As a Development
	Three months ended September 30,		Nine months ended September 30,		Stage Company
					August 5, 2004 -
	2010	2009	2010	2009	September 30, 2010

OPERATING EXPENSES
General and administrative	$698	$604	$2,460	$2,172	$25,436
Research and development	1,911	2,843	6,094	9,030	91,581
Purchased in-process research and development	-	-	-	-	34,311
Other	-	-	-	-	(375)
Total operating expenses	2,609	3,447	8,554	11,202	150,953

Interest and other income, net	(28)	(150)	(99)	(641)	(13,470)
Loss from continuing operations before taxes	2,581	3,297	8,455	10,561	137,483
Income tax benefit	-	-	-	-	(1,016)
Loss from continuing operations	2,581	3,297	8,455	10,561	136,467
Discontinued operations - net gain on sale ofthe bone device business, net of taxes of $267	-	-	-	-	(2,202)
NET LOSS	$2,581	$3,297	$8,455	$10,561	$134,265
Per Share Information:
Net loss, basic and diluted	$0.06	$0.08	$0.21	$0.26
Basic and diluted shares outstanding	40,775	40,775	40,775	40,775